Exhibit 3(ii)

GAINBRIDGE LIFE INSURANCE COMPANY

BYLAWS

AS OF JUNE 28, 2022

ARTICLE I

STOCKHOLDERS

SECTION 1.1. ANNUAL MEETING. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as determined by the Board of Directors.

SECTION 1.2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, the chief executive officer or by holders of a majority of the outstanding stock and shall be held at such place, on such date, and at such time as they or he or she shall fix.

SECTION 1.3. NOTICE OF MEETINGS. Written notice of the place, if any, date, time and the means of remote communication, if any, of all meetings of the stockholders, and, in the event of a special meeting only, also the purpose of such special meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held as of the record date for determining the stockholders entitled to notice of the meeting, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation of the Corporation. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time, and the means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, written notice of the place, if any, date, time and means of remote communication, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with the provisions of the Delaware General Corporation Law (the “Act”), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

SECTION 1.4. QUORUM. At any meeting of the stockholders, the holders of a majority of all of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or represented by proxy, may adjourn the meeting to another date, time or, if applicable, place.

SECTION 1.5. VOTING. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, each stockholder of record represented at a meeting of stockholders shall be entitled to cast one vote for each share of the stock that has voting power upon the matters in question held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with the Act, provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. All voting, including on the election of directors but excepting where otherwise required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at a meeting of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect. Other than the election of directors, all matters brought before a meeting of stockholders at which a quorum is present, shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the stock represented in person or by proxy at such meeting and entitled to vote on the subject matter.

SECTION 1.6. INSPECTORS AT MEETINGS OF STOCKHOLDERS. The Corporation may, and to the extent required by the Act, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by the Act, shall, appoint one or more inspectors to act at the meeting. If appointed, the inspector will perform such duties as required by the Act in the manner prescribed by the Act

SECTION 1.7. STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, for a period of at least ten (1 0) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting as provided in the Delaware General Corporation Law.

SECTION 1.8. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or in an electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to be vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first sentence of this Section. The Corporation shall provide prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1. NUMBER AND TERM OF OFFICE. The number of directors of the Corporation shall be not less than one (1) nor more than five (5) with the exact number to be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors in office. The director shall be elected for a term of one year or until his or her successor is elected and qualified, except as otherwise provided herein or required by law. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors; provided however, that such election shall be subject to ratification by the holders of a majority of the stock outstanding. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

SECTION 2.2. VACANCIES; REMOVAL. Any director of the Corporation may be removed at any time, with or without cause, by the holders of a majority of the stock outstanding. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term provided however, that such election shall be subject to ratification by the holders of a majority of the stock outstanding.

SECTION 2.3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

SECTION 2.4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 2.5. QUORUM. At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

SECTION 2.6. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 2.7. CONDUCT OF BUSINESS. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 2.8. POWERS. The business of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

SECTION 2.9. COMPENSATION OF DIRECTORS. Any compensation of the members of the Board of Directors shall be authorized by the holders of a majority of the outstanding stock. The directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. Members of special or standing committees may be allowed like compensation.

ARTICLE Ill

COMMITTEES

SECTION 3.1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 3.2. CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV

OFFICERS

SECTION 4.1. GENERALLY. The officers of the Corporation shall consist of a Chief Executive Officer, President, Chief Operating Officer, Secretary, Treasurer, Chief Risk Officer, Chief Actuary and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The Board of Directors may leave unfilled for any such period as it may fix, any office, except those of President and Secretary.

SECTION 4.2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive and principal policy-making officer of the Corporation. Subject to the authority of the Board of Directors, the Chief Executive Officer shall formulate the major policies to be pursued in the administration of the Corporation’s affairs and shall see that the established policies are placed into effect and carried out under the direction of the appropriate officers. In addition, he or she shall have such usual powers of supervision and management as may pertain to the office of the Chief Executive Officer and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors. Also, he or she shall have the power to appoint Assistant Secretaries, Assistant Treasurers and other junior officers of the Corporation from time to time (and to remove any such officer so appointed. He or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all other duties which are delegated to him or her by the Board of Directors. He or she shall have power to sign all share certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

SECTION 4.3. PRESIDENT. The President may also be the Chief Executive Officer of the Corporation; however, if there is a separate President, he or she shall have such authority as is determined by the Board of Directors.

SECTION 4.4. CHIEF OPERATING OFFICER. Subject to the authority of the Board of Directors, the Chairman, and the Chief Executive Officer, he or she shall have general control and management of the day-to-day operations of the Corporation. In addition, he or she shall perform such other duties and have such other responsibilities as may be assigned to him or her by the Board of Directors, the Chairman or the Chief Executive Officer.

SECTION 4.5. SECRETARY. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 4.6. TREASURER. The Treasurer, if elected by the Board of Directors, shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 4.7. CHIEF RISK OFFICER. Subject to the authority of the Chief Executive Officer, the Chief Risk Officer shall have the responsibility for developing and implementing the Corporation’s risk management strategy and policies including providing risk analytics and reporting. The Chief Risk Officer shall also perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 4.8. CHIEF ACTUARY. The Chief Actuary shall issue actuarial valuations as required by state insurance departments, develop proactive financial analysis, forecasting and reporting as required. The Chief Actuary shall also perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 4.9. VICE PRESIDENT. Each Vice President, if elected by the Board of Directors, shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

SECTION 4.10. DELEGATION OF AUTHORITY. The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 4.11. REMOVAL. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

SECTION 4.12. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or the President shall have full power and authority to attend and act and vote at any meeting of stockholders of any Corporation in which this Corporation may hold stock, and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation, and the Chief Executive Officer, or the President, of the Corporation may execute proxies authorizing designated persons to vote shares of stock of other corporations standing in the name of this Corporation.

ARTICLE V

STOCK

SECTION 5.1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President and by the Secretary or an Assistant Secretary certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

SECTION 5.2. TRANSFERS OF SHARES. Transfers of shares of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.4, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 5.3. RECORD DATE. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting of stockholders. Such date will also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 1.8. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.4. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

SECTION 5.5. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

NOTICES

SECTION 6.1. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, by sending such notice by prepaid telegram or mailgram, by courier service, charges paid, by electronic transmission in the form consented to by such recipient, or by facsimile transmission to the address (or to the e-mail address or facsimile number) of the person appearing on the books of the Corporation, or in the case of directors, supplied to the Corporation for the purpose of notice. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice. The time when such notice is sent, if the notice is received through electronic transmission, shall be the time of the giving of the notice (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail) or in the case of facsimile transmission, shall be when received.

SECTION 6.2. WAIVERS. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent entitled to notice or a waiver by electronic transmission by the person entitled to receive notice, whether before or after the time stated therein, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. SIGNATURES. In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, unless otherwise restricted by the Act, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 7.2. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.

SECTION 7.3. BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of any information storage device, or one or more electronic networks or databases, provided that the records so kept can be converted into clearly legible form within a reasonable time, and provided with respect to the stock ledger, that the records so kept comply with Section 224 of the Act. The Corporation shall convert any records so kept into clearly legible paper form upon the request of any person entitled to inspect the same.

SECTION 7.4. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 7.5. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the last day of December in each year.

SECTION 7.6. TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 7.7. CHECKS. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed by such officer or officers of the Corporation as, and in such manner as, shall be determined from time to time by the unanimous resolution of the Board of Directors.

SECTION 7.8. FORUM FOR ADJUDICATION OF CERTAIN DISPUTES.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the Act or the Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. If any action the subject matter of which is within the scope of this Section 7.8(a) is filed in a court other than the Court of Chancery (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section 7.8( a) and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(b) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

(c) Failure to enforce the foregoing provisions of this Section 7.8 would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.8.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1. GENERAL. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer, of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith, without gross negligence and in a manner the person reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

SECTION 8.2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer, of another Corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith, without gross negligence and in a manner the person reasonably believed to be in the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 8.3. INDEMNIFICATION AGAINST EXPENSES. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

SECTION 8.4. BOARD DETERMINATIONS. Any determination of entitlement to indemnification under Sections 8.1 and 8.2 hereof (unless ordered by a court) shall be made in the manner set forth in Section 145(d) of the Act.

SECTION 8.5. ADVANCEMENT OF EXPENSES. Expenses including reasonable attorneys’ fees incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by the Act or in this Article. Such expenses (including attorneys’ fees) incurred by former directors or officers serving at the request of the Corporation as directors or officers of another corporation, partnership, joint venture, trust or other enterprise shall be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

SECTION 8.6. SCOPE OF THE ARTICLE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or the Bylaws shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or the Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

SECTION 8.7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, the Corporation’s Certificate of Incorporation or this Article.

SECTION 8.8. CERTAIN DEFINITIONS. For purposes of this Article, (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer, of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “other enterprises” shall include employee benefit plans; (c) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer, with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith, without gross negligence and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE IX

AMENDMENTS

These By-laws may be amended or repealed by the stockholders holding a majority of the shares outstanding at any meeting or by written consent.